CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into effective as of the 15th day of March 2009 (the “Effective Date”), by and among Apollo Medical Management, Inc., a Delaware corporation (the "Company"); Kaneohe Advisors LLC, a California Limited Liability Company (“Kaneohe”).

WITNESSETH:

WHEREAS, the Company is a medical management company focused on managing the provision of hospital-based medicine through its affiliated medical groups (the “Business”), which currently consist of ApolloMed Hospitalists and Apollo Medical Associates; and

WHEREAS, the Board of Directors of the Company (the “Board”) desires to engage Kyle Francis (“Francis”), sole member of Kaneohe, as the Company’s Executive Vice President, Business Development & Strategy and compensate him therefor; and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.          SCOPE OF WORK. The Company hereby engages Kaneohe and Kaneohe hereby agrees to make available its services and the services of its sole member, Francis, on a part-time basis, to the Company upon the terms and conditions hereinafter set forth. The Company shall upon the signing a copy of this Agreement and agreeing to be bound by the terms hereof. At such time as the Company shall obtain directors and officers liability insurance, Kaneohe and Francis shall be covered by such insurance policy, which shall contain appropriate and customary limits. In connection with the performance of its responsibilities Francis, as sole member of Kaneohe, shall perform those functions generally associated with the position of a Business Development and Strategy during the term of this Agreement, including without limitation:

(a)        Provide financial advisory and consulting services, including but not limited to mergers and acquisitions, equity financing, and debt financing

2.          TERM. The term of this Agreement shall be for no specific period of time. As a result, either Kaneohe or the Company can terminate this Agreement at any time for any reason or for no reason, with or without cause, by giving written notice to the other party. The provisions of Sections 3(b), 3(c), 3(d), 4(c), 5(e), 5(f), 5(g), 6, 7, 8, 9, 10, 11, 12, 13, 15, 16, 17, and 18 shall survive the termination of this Agreement.

3.          COMPENSATION. For all Services provided by Kaneohe:

(a)        Cash Compensation. The Company shall pay Kaneohe Eight thousand dollars per month ($8,000) (“Cash Compensation”), $2,000 of the Cash Compensation to be paid on the 15th of each month (the “Monthly Payment”). The remaining $6,000 of the Cash Compensation shall accrue each month on the Company’s balance sheet (“Deferred Cash Compensation”) and be paid to Kaneohe at such time that cash is available on the Company’s balance sheet. For the avoidance of doubt, at such time the Company has cash on its balance sheet to pay any portion of the Deferred Cash Compensation accrued until that time, it shall make such payment immediately to Kaneohe. However, Kaneohe may agree that any such payment of Deferred Cash Compensation by the Company may be delayed for a reasonable period of time, to be determined at Kaneohe’s sole discretion. Increases in the Monthly Payment to be paid and the corresponding decrease in the Deferred Cash Compensation to be accrued on a monthly basis may be made by the Chief Executive Officer at his reasonable discretion, provided that in no event shall the aggregate amount to be paid and accrued be less than the Cash Compensation amount.

(b)        Equity Compensation. Upon the execution and delivery of this Agreement, the Company shall issue to Kaneohe a restricted stock award of 350,000 shares of the Company’s common stock. An additional restricted stock award of 350,000 shares will be issued on the 1st and 2nd anniversary of this Agreement. If this Agreement is terminated prior to the end of 3 years, any additional restricted share awards will be adjusted on a pro rata basis for length of agreement. All certificates representing the Shares shall bear a legend substantially in the form provided in Section 5(f) herein below regarding the fact that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and none of the Shares may be sold, pledged, hypothecated or otherwise transferred without compliance with Federal and applicable state securities laws.

(c)        Escrow of Shares. Certificates evidencing all Shares shall be placed in escrow maintained at all times by the Company (“Escrow”). Notwithstanding anything contained herein to the contrary, the Shares shall be issued and released from Escrow only in full compliance with Federal and all applicable state securities laws and Kaneohe shall cooperate with all requests of the Company in order to comply with all such laws as may be requested by the Company or its counsel. The Shares do not carry registration rights and Kaneohe has no right to compel the registration of any of the Shares, either before or after they are released from Escrow. Additionally, Kaneohe, covenants and agrees to be bound by all standard policies and guidelines with respect to transaction in the Shares, including without limitation the terms and conditions of any insider trading policy, code of ethics, corporate governance guidelines, or similar policies, codes and guidelines adopted by the Board of Directors of the Company from time to time.

(d)         Business Expense Reimbursement. The Company shall reimburse Kaneohe for reasonable travel and other expenses actually and properly incurred by Kaneohe in carrying out the obligations hereunder, provided that such expenses are approved by the Chief Executive Officer or President of the Company and are supported by proper receipts, invoices or vouchers supplied to Company within 30 days of the day any such expenses were incurred. Expenses to be incurred in an amount to exceed $500.00 shall require prior written approval of the Chief Executive Officer or President of the Company.

4.          REPRESENTATIONS AND WARRANTIES. Kaneohe, for and on behalf of itself, and each represent, warrant and covenant to the Company that:

(a)        It will devote sufficient business time, energy, interest, ability, and skill to the provision of the services to the Company provided for hereunder.

(b)        It will not, for as long as such person is providing services to the Company hereunder, directly or indirectly, promote, participate, or engage in any business activity that is competitive with the Company’s Business, including, without limitation, any involvement as a shareholder, director, officer, employee, partner, party to a joint venture, consultant, advisor, individual proprietor, lender, or agent of any business, without the prior written consent of the Company.

(c)        During the term of this Agreement and for a period of one year after the termination of this Agreement, each such person will not solicit, attempt to solicit, or cause to be solicited any customers of the Company for purposes of promoting or selling products or services which are competitive with those of the Company, nor will such person solicit, attempt to solicit, or cause to be solicited any employees, agents, or other independent contractors of the Company to cease their relationship with the Company.

5.          SPECIAL SECURITIES REPRESENTATIONS. As a material inducement to the Company to issue to Kaneohe the Shares, Kaneohe represents and warrants to the Company as follows:

(a)        It has, by reason of his business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type and that it is capable of (i) evaluating the merits and risks of an investment in the Shares and making an informed investment decision; (ii) protecting its own interest; and (iii) bearing the economic risk of such investment for an indefinite period of time.

(b)        It is an "accredited purchaser" as that term is defined in Rule 501(a) of Regulation D of the Securities Act, a copy of which is attached hereto as Appendix A and incorporated herein by this reference.

(c)        It is acquiring the Shares for investment for its own account, and not with a view toward distribution thereof, and with no present intention of dividing his interest with others or reselling or otherwise disposing of all or any portion of the Shares. It has not offered or sold a participation in the Shares and will not offer or sell any interest therein. It further acknowledges that it does not have in mind any sale of the Shares currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined events or consequence; and that it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares and is not aware of any circumstances presently in existence that are likely in the future to prompt a disposition thereof.

(d)        It acknowledges that the Shares have been offered to it in direct negotiation between the Company and Kaneohe and not through any advertisement of any kind or through any intermediary, finder or broker.

(e)        It acknowledges that the Company has given it access to all information relating to the Company’s business that it has requested. It acknowledges that it has sufficient knowledge, financial and business experience concerning the affairs and conditions of the Company so that it can make a reasoned decision as to this investment in the Company and is capable of evaluating the merits and risks of this investment. Based on the foregoing, it hereby agrees to indemnify the Company and the officers, directors and employees thereof harmless against all liability, costs or expenses (including attorneys’ fees) arising by reason of or in connection with any misrepresentation or any breach of his warranties in this Section 5, or arising as a result of its acquisition, sale or other distribution of the Shares in violation of federal and applicable state securities or other laws. The representations and warranties contained herein shall be binding upon Kaneohe’s legal representatives, successors and assigns.

(f)        It is aware of the restrictions of transferability of the Shares and further understands and acknowledges that any certificates evidencing the Shares will bear a legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED FOR SALE UNDER ANY STATE SECURITIES LAWS (COLLECTIVELY, “SECURITIES LAWS”) AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED FOR SALE UNDER ALL APPLICABLE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, ANY SUCH OFFER, SALE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH SECURITIES LAWS.

(g)        It understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements of the Securities Act. The Company has neither filed such a registration statement with the SEC or any state authorities nor agreed to do so.

6.         INDEPENDENT CONTRACTOR. Kaneohe is an independent contractor Kaneohe has no right to serve as a consultant to the Company for any specific period of time. This Agreement may be terminated by either the Company or Kaneohe for any reason or for no reason at any time. Both the Company and Kaneohe may enter into a separate agreement for additional services provided by Kaneohe to the Company regarding a potential capital raise.

7.         REMEDIES. Remedies at law shall be deemed to be inadequate for any breach of any of the covenants of this Agreement, and the Company shall be entitled to injunctive relief in addition to any other remedies it may have in the event of such breach.

8.         TAXES. Kaneohe will be solely responsible for any and all income and other taxes that may be due to any state, local or federal governmental authorities in respect of any sums paid to it hereunder. Each such person acknowledges that the Company shall not make any withholdings from payments to it hereunder. Kaneohe shall indemnify, save and hold the Company harmless from and against all loss, cost or expense of any kind or nature in connection with its obligations pursuant to this Section 11.

9.          NOTICES. Any notices required or permitted to be given in writing will be deemed received when personally delivered, delivered by email or delivered by facsimile transmission or, if earlier, three (3) days after mailing by United States mail, postage prepaid. Notice to the Company is valid if sent to the Company’s principal place of business and notice to Kaneohe is valid if sent to such person at the address in the Company’s records. Each party may change its respective address only by notice given to the other parties in the manner set forth herein.

10.         WAVIER OF BREACH. The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

11.         ASSIGNMENT. Neither party may sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other, except to a corporation which has substantially all the business and assets of the assignor and assumed in writing its obligations under this Agreement.

12.         COMPLIANCE WITH LAW. During the term of this Agreement, Kaneohe shall comply with all laws and regulations applicable to Kaneohe in the conduct of its business. During the term of this Agreement, the Company shall comply with all laws and regulations applicable to the Company in the conduct of its business.

13.         EQUITABLE RELIEF. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

14.         ATTORNEYS’ FEES. In the event that an action at law or in equity is brought to enforce the provisions of this Agreement or to prevent a breach thereof, the successful party in such action or arbitration proceedings shall be entitled to any award of attorneys’ fees and other costs as shall be established by the court or pursuant to a binding arbitration.

15.         APPLICABLE LAW. This Agreement shall be construed as a whole and in accordance with its fair meaning. This Agreement shall be interpreted in accordance with the laws of the State of California without regard to conflict of laws principles.

16.         ENTIRE AGREEMENT; AMENDMENTS. This Agreement embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions, warranties, or representations other than as expressly stated in this Agreement or as subsequently set forth in writing, and signed by the duly authorized representative of all the parties hereto. This Agreement, when executed shall supersede and render null and void any and all preceding or written understandings and agreements. This Agreement may only be changed, modified, or amended in writing by mutual consent of the parties hereto.

17.         CONFLICTS OF INTEREST The parties acknowledge that, in the course of Kaneohe’s non-exclusive services, Kaneohe may now or in the future have certain potential or actual conflicts of interest. Without the Company’s written consent, Kaneohe shall not engage in any transaction with any medical management company focused on managing the provision of hospital-based medicine.

18.         SEVERABILITY. In the event that any part of this Agreement shall be found to be unenforceable, all other parts of this Agreement shall remain in full force and effect.

19.         COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and may be validly executed by facsimile signature.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

APOLLO MEDICAL MANAGEMENT, INC.		Kaneohe Advisors LLC (“Kaneohe”)
(“Company”)

By:	/s/ Warren Hosseinion M.D.	By:	/s/ Kyle Francis
	Warren Hosseinion		Kyle Francis
	Chief Executive Officer		Manager and Sole Member

Appendix A

DEFINITION OF “ACCREDITED INVESTOR”

An “accredited investor” is defined by Rule 501(a) of Regulation D as:

1.          Any bank as defined in section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity; insurance company as defined in section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000;

2.          Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.          Any organization described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess of $5,000,000;

4.          Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.          Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

6.          Any natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects reaching the same income level in the current year; and

7.          Any entity in which all of the equity owners are Accredited Investors under paragraph (a) (1), (2), (3), (4), (6), or (7) of Rule 501.

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